                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                KOSS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Richard W. Silverthorn, Esq.
                          Whyte Hirschboeck Dudek S.C.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                KOSS CORPORATION
                        4129 NORTH PORT WASHINGTON AVENUE
                           MILWAUKEE, WISCONSIN 53212

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  TO BE HELD ON

                                OCTOBER 18, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Meeting) of Koss Corporation will be held at the offices of the Company at 4129 North Port Washington Avenue, Milwaukee, Wisconsin, on Thursday, October 18, 2001, at 9:00 a.m. local time to consider and act on the following proposals:

         1.   The election of seven (7) directors;

         2. A proposal to amend the Company's 1990 Flexible Incentive Plan to increase the number of shares available for grant thereunder;

         3. The ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company for the fiscal year ending June 30, 2002; and

         4.   Such other business as may properly be brought before the Meeting.

         The transfer books of the Company will not be closed for the Meeting. Only stockholders of record at the close of business on August 21, 2001 will be entitled to notice of and to vote at the Meeting. Information regarding the matters to be considered and voted upon at the Meeting is set forth in the Proxy Statement accompanying this Notice.

         You are cordially invited to attend the Meeting in person, if possible. In order to assist us in preparing for the Meeting, all stockholders are urged to promptly sign and date the enclosed proxy and return it in the enclosed envelope which requires no postage. If you attend the Meeting, you may vote your shares in person even if you previously submitted a proxy.

                                           By Order of the Board of Directors


                                           /s/ Richard W. Silverthorn

                                           Richard W. Silverthorn, Secretary

Milwaukee, Wisconsin
September 7, 2001

           NOTE TO PRINTER: LEAVE THIS PAGE (INSIDE FRONT COVER) BLANK

                                KOSS CORPORATION

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 18, 2001

                             -----------------------

                                  INTRODUCTION

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the "Company") for use at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

    DATE, TIME AND LOCATION. The Meeting will be held at the offices of the Company, 4129 North Port Washington Avenue, Milwaukee, Wisconsin, 53212, on Thursday, October 18, 2001, at 9:00 a.m. local time.

    PURPOSES OF THE MEETING. At the Meeting, stockholders will consider and vote upon the following: (i) the election of seven (7) directors for one-year terms;
(ii) a proposal to amend the Company's 1990 Flexible Incentive Plan to increase the number of shares available for grant thereunder; (iii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants, as independent auditors for the fiscal year ending June 30, 2002; and (iv) such other business as may properly be brought before the Meeting.

    PROXY SOLICITATION. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited primarily by mail and may be made by directors, officers and employees personally or by telephone. The Company will reimburse brokerage firms, custodians and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners. Proxy Statements and proxies will be mailed to stockholders on approximately September 7, 2001.

    QUORUM AND VOTING INFORMATION. Only stockholders of record of the Company's $.01 par value common stock ("Common Stock") at the close of business on August 21, 2001 (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date, there were 1,913,378 shares of Common Stock outstanding and entitled to vote. A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting. The inspector of elections will determine whether or not a quorum is present at the Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter (although those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    The seven nominees receiving the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company. The vote required to approve the amendment to the 1990 Flexible Incentive Plan, to ratify the appointment of PricewaterhouseCoopers as independent accountants for the year ending June 30, 2002, and to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors and will have the same effect as votes "against" the proposal to amend the Company's 1990 Flexible Incentive Plan and "against" ratification of PricewaterhouseCoopers as the Company's auditors for the year ending June 30, 2002.

    PROXIES AND REVOCATION OF PROXIES. A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with instructions contained therein. In the event that any matter which is not described in this Proxy Statement properly comes before the Meeting, the accompanying form of proxy authorizes the persons appointed as proxies thereby ("Proxyholders") to vote on such matter in their sole discretion. At the present time, management knows of no other matters which are to come before the Meeting. See "ITEM 4. TRANSACTION OF OTHER BUSINESS." If no instructions are given with respect to any particular matter to be acted upon, a proxy will be voted "FOR" the election of all nominees for director named herein, "FOR" the proposal to amend the Company's 1990 Flexible Incentive Plan, and "FOR" the ratification of PricewaterhouseCoopers as the Company's auditors for the year ending June 30, 2002. If matters other than those mentioned herein properly come before the Meeting, a proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.

    Each such proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

    ANNUAL REPORT. The Company's Annual Report to Stockholders, which includes the Company's Form 10-K and its audited financial statements for the year ended June 30, 2001, although not a part of this Proxy Statement, is delivered herewith.

                          ITEM 1. ELECTION OF DIRECTORS

    The By-Laws of the Company provide that the number of Directors on the Board shall be no fewer than six and no greater than twelve. In accordance with the By-Laws, the Board of Directors has by resolution fixed the number of Directors at seven. Given the varied experience of the current nominees and their contribution to the governing of the Company, the current size of the Board has been determined to be advantageous for both the Company and its stockholders. Shares cannot be voted for a greater number of persons than seven vacant positions. Each director so elected shall serve until the next Annual Meeting of Stockholders and until his successor is duly elected, or until his prior death, resignation or removal.

INFORMATION AS TO NOMINEES

    The following identifies the nominees for the seven director positions and provides information as to their business experience for the past five years. Each nominee is presently a director of the Company:

         JOHN C. KOSS, 71, has served continuously as Chairman of the Board of the Company or its predecessors since 1958. Previously, he served as Chief Executive Officer from 1958 until 1991. He is the father of Michael J. Koss (who is the Company's Vice Chairman, President, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and a nominee for director of the Company), and the father of John Koss, Jr. (the Company's Vice President - Sales).

         THOMAS L. DOERR, 57, has been a director of the Company since 1987. In 1972, Mr. Doerr co-founded Leeson Electric Corporation and served as its President and Chief Executive Officer until 1982. The company manufactures industrial electric motors. In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets. Currently, Mr. Doerr serves as President of Doerr Corporation.

         VICTOR L. HUNTER, 54, has been a director of the Company since 1987. Mr. Hunter is the President of Hunter Business Group, LLC, a service company specializing in business-to-business direct marketing. Mr. Hunter holds an MBA from the Harvard Business School.

         MICHAEL J. KOSS, 47, has held various positions at the Company since 1976, and has been a director of the Company since 1985. He was elected President, Chief Operating Officer and Chief Financial Officer of the Company in 1987, Chief Executive Officer in 1991, and Vice-Chairman in 1998. He is the son of John C. Koss and the brother of John Koss, Jr. Mr. Koss is also director of Strattec Security Corporation.

         LAWRENCE S. MATTSON, 69, has been a director of the Company since 1978. Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances.

         MARTIN F. STEIN, 64, Mr. Stein has been a director of the Company since 1987. He is the former Chairman of Eyecare One, Inc., which included Stein Optical and Eye Q optical centers. Prior to that, Mr. Stein was the Chairman and Chief Executive Officer of Stein Health Services. He is also a director of Northwestern Mutual Series Fund, Inc., Mason Street Series.

         JOHN J. STOLLENWERK, 61, has been a director of the Company since 1986. Mr. Stollenwerk is the President and Chief Executive Officer of the Allen-Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear. He is also a director of Allen-Edmonds Shoe Corporation, Badger Meter, Inc., U.S. Bancorp, and Northwestern Mutual Life Insurance Company.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL
                NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

BOARD COMMITTEES

    The Board of Directors of the Company has the following standing committees:

              AUDIT COMMITTEE. The Audit Committee, which is composed of Mr. Mattson, Mr. Doerr, and Mr. Stein, reviews and evaluates the effectiveness of the Company's financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company's internal accounting staff. The Audit Committee met twice during the fiscal year ended June 30, 2001. The independent accountants were present at both of these meetings to discuss their audit scope and the results of their audit.

              COMPENSATION COMMITTEE. The Compensation Committee, which is composed of John C. Koss, Mr. Mattson, Mr. Stollenwerk, and Mr. Hunter, has responsibility for reviewing and recommending adjustments for all employees whose annual salaries exceed $75,000 or who report directly to the Company's Chief Executive Officer. The Compensation Committee met once during the fiscal year ended June 30, 2001. See "Compensation Committee Report on Executive Compensation." The Company's 1990 Flexible Incentive Plan (the "Plan") is administered by the Compensation Committee. Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan.

              NOMINATING COMMITTEE. The Board of Directors has no nominating committee and the Company has no established procedure for the nomination of persons to serve on the Board of Directors.

    ATTENDANCE AT BOARD AND COMMITTEE MEETINGS. During the fiscal year ended June 30, 2001, the Board held four meetings. Every incumbent director attended 75% or more of the total of (i) all meetings of the Board, plus (ii) all meetings of the committees on which they served during their respective terms of office.

EXECUTIVE OFFICERS

    Information is provided below with respect to the executive officers of the Company who are not directors. Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.


                                                                                    CURRENT POSITION
NAME                             AGE      POSITIONS HELD                            HELD SINCE
-------------------------      -------    ---------------------------------------   -------------------
John Koss, Jr.                    44      Vice President - Sales                            1988

Sujata Sachdeva                   37      Vice President - Finance                          1992

Lenore E. Lillie                  42      Vice President - Operations                       1998

Richard W. Silverthorn*           46      Secretary and General Counsel                     1993

-----------------
* Mr. Silverthorn is an attorney and shareholder with the law firm of Whyte Hirschboeck Dudek S.C., Milwaukee, Wisconsin, which law firm serves as legal counsel to the Company.

BENEFICIAL OWNERSHIP OF COMPANY SECURITIES

     SECURITY OWNERSHIP BY NOMINEES AND MANAGEMENT. The following table sets forth, as of August 1, 2001, the number of shares of Common Stock "beneficially owned" (as defined under applicable SEC regulations), and the percentage of such shares to the total number of shares outstanding, for all nominees, for each executive officer named in the Summary Compensation Table (see "Executive Compensation and Related Matters - Summary Compensation Table"), for all directors and executive officers as a group, and for each person and each group of persons who, to the knowledge of the Company as of August 1, 2001, based solely on the review of Schedule 13D or 13G information statements of such beneficial owner filed with the SEC, were the beneficial owners of more than 5% of the outstanding shares of Common Stock.


                                                                                    NUMBER OF         PERCENT OF
                                                                                    SHARES            OUTSTANDING
                                                                                    BENEFICIALLY      COMMON STOCK
      NAME AND BUSINESS ADDRESS (1)                                                 OWNED (2)         (3)
      ----------------------------------------------------------------------        -------------     ------------
      John C. Koss (4)......................................................          728,266           37.5%
      Michael J. Koss (5) ..................................................          570,717           28.7%
      John Koss, Jr. (6) ...................................................          150,147            7.6%
      Thomas L. Doerr.......................................................                0            *
      Victor L. Hunter......................................................                1            *
      Lawrence S. Mattson...................................................                0            *
      Martin F. Stein.......................................................            4,500            *
      John J. Stollenwerk...................................................            4,500            *
      Sujata Sachdeva (7)...................................................            3,046            *
      Lenore E. Lillie (8)..................................................            7,571            *
      All directors and executive Officers as a group (11 persons) (9)......        1,361,969           67.4%
      Koss Family Voting Trust, John C. Koss, Trustee (10)..................          292,336           15.0%
      Koss Employee Stock Ownership Trust ("KESOT") (11)....................          296,020           15.2%
      FMR Corp. (12)........................................................           91,000            4.7%
      Dimensional Fund Advisors Inc. (13)...................................          201,900           10.4%

----------------

          (1) Unless otherwise noted, the business address of all persons named in the above table is c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, WI 53212.

          (2) Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of August 1, 2001.

          (3) All percentages shown in the above table are based on 1,943,378 shares outstanding on August 1, 2001, plus (for Michael J. Koss, John C. Koss, Jr., Ms. Sachdeva and Ms. Lillie, and for all directors and executive officers as a group) the number of options exercisable within 60 days of August 1, 2001. The Percentage calculation assumes, for each individual owning options and for directors and executive officers as a group, the exercise of that number of stock options that are exercisable within 60 days of August 1, 2001. For informational purposes only, between August 1, 2001 and the August 21 Record Date, the Company repurchased and retired 30,000 shares. Asterisk (*) denotes beneficial ownership of less than 1%.

          (4) Includes the following shares which are deemed to be "beneficially owned" by John C. Koss: (i) 277,196 shares owned directly or by his spouse; (ii) 55,517 shares as a result of his position as an officer of the Koss Foundation; (iii) 292,336 shares as a result of his position as trustee of the Koss Family Voting Trust; (iv) 26,000 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (v) 77,217 shares by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust ("KESOT") and his ability to vote such shares pursuant to the terms of the KESOT - see "Executive Compensation and Related Matters - Other Compensation Arrangements - Employee Stock Ownership Plan and Trust."

          (5) Includes the following shares which are deemed to be "beneficially owned" by Michael J. Koss: (i) 227,197 shares owned directly or by reason of family relationships; (ii) 27,859 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares; (iii) 47,500 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2001; and (iv) 296,020 shares which are held by the KESOT (see Note (9), below). The 27,859 shares allocated to Michael J. Koss' KESOT account, over which he holds voting power, are included within the aforementioned 296,020 shares but are counted only once in his individual total.

          (6) Includes the following shares which are deemed to be "beneficially owned" by John Koss, Jr.: (i) 98,702 shares owned directly or by reason of family relationships; (ii) 31,250 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2001; and (iii) 20,195 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares.

          (7) Includes the following shares which are deemed to be "beneficially owned" by Sujata Sachdeva: (i) 0 shares owned directly; (ii) 0 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2001; and (iii) 3,046 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

          (8) Includes the following shares which are deemed to be "beneficially owned" by Lenore E. Lillie: (i) 1,250 shares owned directly; (ii) 0 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2001; and (iii) 6,321 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

          (9) This group includes 11 people, nine of whom are listed on the accompanying table, plus Richard W. Silverthorn (Secretary and General Counsel). To avoid double-counting: (i) the 296,020 total shares held by the KESOT and deemed to be beneficially owned by Michael J. Koss as a result of his position as a KESOT Trustee (see Note (5), above) include shares allocated to the KESOT accounts of John C. Koss, Michael J. Koss, John Koss, Jr., Ms. Sachdeva and Ms. Lillie in the above table but are included only once in the total; and (ii) the 292,336 shares deemed to be beneficially owned by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (4), above) are included in his individual total share ownership and are only included once in the total.

         (10) The Koss Family Voting Trust was established by John C. Koss. The sole Trustee is John C. Koss. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as Trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 292,336 shares are included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above).

         (11) The KESOT holds 296,020 shares. Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. All 296,020 of these KESOT shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (5), above). Michael J. Koss and Cheryl Mike (the Company's Director of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed under applicable SEC rules to beneficially own) all 296,020 KESOT shares.

         (12)  82 Devonshire Street, Boston MA 02109.

         (13) 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401. The following is qualified in its entirety by reference to a Schedule 13G statement dated February 2, 2001 by Dimensional Fund Advisors (the "Schedule 13G"): Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. (These investment companies and investment vehicles are the "Funds"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     SUMMARY COMPENSATION TABLE. The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended June 30, 2001, 2000, and 1999 for (i) the Chief Executive Officer ("CEO") of the Company, and (ii) each of the other four executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, including the CEO, the "Named Executive Officers").




                                                                                          LONG-TERM
                                                                                       COMPENSATION (1)
                                                                                 --------------------------
                                                ANNUAL COMPENSATION                        AWARDS
                                       ----------------------------------------- --------------------------
                                                                                                SECURITIES
                                                                                                UNDERLYING
                         FISCAL YEAR                              OTHER ANNUAL    RESTRICTED     OPTIONS/      ALL OTHER
NAME AND PRINCIPAL       ENDED           SALARY         BONUS    COMPENSATION(2) STOCK AWARDS    SARS(3)     COMPENSATION(4)
POSITION                 JUNE 30          ($)            ($)           ($)           ($)           (#)            ($)
-----------------------  -----------   ----------    ----------  --------------- ------------  ------------  ---------------
John C. Koss                 2001      $  150,000    $  267,185    $        0     $        0             0    $   17,062
Chairman of the Board        2000         150,000       164,855             0              0             0       135,769
                             1999         150,000       206,012             0              0             0       140,461


Michael J. Koss              2001      $  185,000    $  374,060    $   81,438     $        0        30,000    $   17,842
Chief Executive Officer      2000         175,000       230,797       230,263              0        20,000        14,881
                             1999         165,000       288,417             0              0        50,000        23,559


John Koss, Jr.               2001      $  136,500    $  150,000    $  183,000     $        0        20,000    $   15,884
Vice President - Sales       2000         130,000        34,020        51,900              0        15,000        13,426
                             1999         125,000        22,165             0              0        25,000        16,526


Sujata Sachdeva              2001      $   86,250    $   23,221    $  118,963     $        0         5,000    $   15,172
Vice President - Finance     2000          75,000        17,200        37,601              0         5,000         8,219
                             1999          52,000        11,500        19,039              0         5,000         8,511


Lenore E. Lillie             2001      $   86,250    $   23,221    $  434,088     $        0         5,000    $   14,651
Vice President -             2000          75,000        17,200        53,388              0         5,000         8,862
Operations                   1999          71,500        12,650         4,413              0         5,000        11,223

-----------
   (1) The above table omits information concerning Long Term Incentive Plans ("LTIPs") (plans, other than restricted stock, stock option, or SAR plans, which provide for the payment of incentive compensation for performance expected to occur over more than one fiscal year) because the Company has no LTIPs.
   (2) This column consists of the value realized upon the exercise of stock options for the fiscal years indicated. For more information, see "Aggregate Stock Option Exercises During the Fiscal Year." In all cases, the value of perquisites and other benefits in any fiscal year did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported and, under applicable SEC compensation disclosure rules are not required to be included in this column.
   (3) This column consists of Incentive Stock Options granted to executive officers for the fiscal years indicated. For additional information, see "Stock Options Granted During Fiscal Year" and "Other Compensation Arrangements - Stock Option Plans."
   (4) "All Other Compensation" consists of the following: (i) Company matching contributions under the Company's 401k Plan for the accounts of John C. Koss ($7,500 in 2001, $7,500 in 2000 and $7,486 in 1999), Michael J.
        Koss ($10,500 in 2001, $10,500 in 2000 and $9,964 in 1999), John Koss,
        Jr. ($9,880 in 2001, $11,870 in 2000 and $3,917 in 1999), Ms. Sachdeva
        ($11,224 in 2001, $7,849 in 2000 and $2,618 in 1999), and Ms. Lillie
        ($10,752 in 2001, $7,866 in 2000 and $3,186 in 1999); (ii) Company
        contributions to the KESOT for the accounts of John C. Koss ($5,917 in 2001, $289 in 2000 and $12,090 in 1999), Michael J. Koss ($5,917 in
        2001, $289 in 2000 and $12,090 in 1999), John Koss, Jr. ($5,917 in 2001,
        $289 in 2000 and $12,090 in 1999), Ms. Sachdeva ($3,914 in 2001, $167 in
        2000 and $5,716 in 1999), and Ms. Lillie ($3,749 in 2001, $168 in 2000
        and $7,247 in 1999); (iii) premiums paid by the Company for life insurance for John C. Koss ($3,645 in 2001, $12,900 in 2000 and $5,805
        in 1999), Michael J. Koss ($1,425 in 2001, $4,092 in 2000 and $1,505 in
        1999), John Koss, Jr. ($87 in 2001, $1,267 in 2000 and $519 in 1999),
        Ms. Sachdeva ($34 in 2001, $203 in 2000 and $177 in 1999), and Ms.
        Lillie ($150 in 2001, $828 in 2000 and $790 in 1999); and (iv) for the
        fiscal years 2000 and 1999, an annual accrued expense of $115,080 in connection with the Company's agreement to continue to pay John C. Koss his current base salary for the remainder of his life, whether or not he becomes disabled.

    STOCK OPTIONS GRANTED DURING FISCAL YEAR. The following table provides certain information concerning stock options granted to Named Executive Officers during the fiscal year ended June 30, 2001.


                                        INDIVIDUAL GRANTS
                                   -----------------------------
                                    PERCENT OF
                                      TOTAL                                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                    SECURITIES     OPTIONS/ SARS                                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                    UNDERLYING      GRANTED TO                                                 FOR OPTION TERM (2)
                     OPTIONS/      EMPLOYEES IN     EXERCISE OR                    ----------------------------------------
                   SARS GRANTED     FISCAL YEAR     BASE PRICE      EXPIRATION
     NAME              (#)             (1)         ($ PER SHARE)       DATE            0%            5%             10%
----------------   ------------    -------------   -------------  --------------   ----------    ----------     -----------
John C. Koss             n/a            n/a             n/a             n/a            n/a           n/a             n/a

Michael J. Koss        30,000         37.5%            $36.86     April 25, 2006   $  100,500    $  177,300     $  513,300

John Koss, Jr.         20,000         25.0%            36.86      April 25, 2006       67,000       118,200        342,200

Sujata Sachdeva         5,000          6.3%            33.51      April 25, 2011            0        46,300        102,300

Lenore E. Lillie        5,000          6.3%            33.51      April 25, 2011            0        46,300        102,300

-----------
   (1) The percentages set forth in this table are based on 80,000 total stock option shares granted for the fiscal year ended June 30, 2001, which does not include an additional 15,000 stock option shares approved by the Board of Directors to be granted at $33.51 per share to a future employee who is to be hired as a Vice President-Information Technology and e-commerce.
   (2) Based on the "fair market value" as determined under the Company's 1990 Flexible Incentive Plan (which provides that the "fair market value" for purposes thereof is the average of the closing prices on the five trading days immediately preceding the grant of such option) of $33.51 per share on April 25, 2001, the date such options were granted. The exercise price for Michael J. Koss and John Koss, Jr., is equal to 110% of the "fair market value," as so determined, on the date of grant.

    AGGREGATE STOCK OPTION EXERCISES DURING THE FISCAL YEAR. The following table provides certain information about stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 2001 and held by the Named Executive Officers on June 30, 2001.



                                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
                          SHARES                       UNEXERCISED OPTIONS/SARS AT FISCAL    OPTIONS AT FISCAL YEAR END (1)
                        ACQUIRED ON       VALUE                    YEAR END                             (DOLLARS)
                         EXERCISE        REALIZED      ----------------------------------   ---------------------------------
    NAME                    (#)          (DOLLARS)      EXERCISABLE        UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
----------------        -----------    ------------    -------------      ---------------   -------------     ---------------
John C. Koss                n/a             n/a            n/a                 n/a              n/a                n/a
Michael J. Koss             6,250      $   81,438        47,500               72,500         $  913,100        $  780,600
John Koss, Jr.              7,500         183,000        31,250               46,250            599,713           476,163
Sujata Sachdeva             5,000         118,963             0               12,500                  0           143,525
Lenore E. Lillie           16,250         434,088             0               13,750                  0           169,050

-----------

(1) Based on the $31.25 per share market value of the Common Stock on June 30, 2001, determined with reference to the closing price of the Common Stock on that date as reported on The Nasdaq Stock Market. Options are "in-the-money" if the fair market value of the Common Stock on June 30, 2001 exceeded the exercise price.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. John C. Koss, who is the Chairman of the Board and executive officer of the Company, serves on the Compensation Committee.

    DIRECTOR COMPENSATION. Directors who are not also employees of the Company receive an annual retainer of $5,000, plus $1,250 per director for each meeting and $500 per director for each committee meeting.

    OTHER COMPENSATION ARRANGEMENTS. The Company has certain other compensation plans and arrangements which are available to the CEO and certain of the Named Executive Officers including the following:

    - SUPPLEMENTAL MEDICAL CARE REIMBURSEMENT PLAN. Each officer of the Company is covered by a medical care reimbursement plan for all medical expenses incurred which are not covered under group health insurance up to an annual maximum of 10% of salary. Amounts reimbursed under this Plan are included under the column headed "All Other Compensation" in the summary compensation table.

    - EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. In December 1975, the Company adopted the KESOT, which is a form of employee benefit plan designed to invest primarily in employer securities. The KESOT is qualified under
         Section 401(a) of the Internal Revenue Code. All full-time employees with at least six months' uninterrupted service with the Company are eligible to participate in the KESOT. Contributions to the KESOT are allocated to the accounts of participants in proportion to the ratio that a participant's compensation bears to total compensation of all participants. Accounts are adjusted each year to reflect the investment experience of the trust and forfeitures from accounts of non-vested terminated participants. All unallocated shares will be voted by the KESOT Trustees as directed by the KESOT Committee. Michael J. Koss and Cheryl Mike currently serve as KESOT Trustees and as the members of the KESOT Committee. Voting rights for all allocated shares are passed through to the participant for whose account such shares are allocated, and must be voted by the Trustees in accordance with the participants' direction. As of August 1, 2001 the KESOT held 296,020 shares of Common Stock (approximately 15.2% of the total number of shares outstanding).

    - OFFICER LOAN POLICY. On January 31, 1980, the Board adopted an Officer Loan Policy. The significant provisions of the policy are: (i) the maximum amount to be loaned is limited to one-half of the officer's annual base salary; (ii) the first $10,000 bears no interest; (iii) in the event the loan balance exceeds $10,000, interest is charged on the entire amount at the minimum rate provided by Section 483 of the Internal Revenue Code; and (iv) the loan will be repaid in installments or in full upon termination of employment. During the fiscal year ended June 30, 2001, no officer had an officer loan that exceeded $60,000.

    - RETIREMENT AGREEMENT. The Board of Directors adopted a resolution to continue to pay to John C. Koss his current base salary in the event he became disabled prior to age 70. After age 70, Mr. Koss is eligible to receive his current base salary of $150,000 for the remainder of his life, whether he becomes disabled or not. Mr. Koss is over 70 years old and will be entitled to receive this benefit upon his retirement from the Company.

    - STOCK OPTION PLANS. In 1990, the Board of Directors created, and the stockholders approved, a Flexible Incentive Plan (the "Plan"). This Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees and other members of the Company's management team. John C. Koss is not eligible for any grants since he is a member of the Compensation Committee.

    - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Board of Directors has by resolution entered into a Supplemental Executive Retirement Plan with Michael J. Koss which calls for Mr. Koss to receive annual cash compensation following his retirement from the Company ("Retirement Payments") in an amount equal to 2% of the base salary of Mr. Koss, multiplied by his number of years of service to the Company (example, if Mr. Koss had worked 25 years, then 2% multiplied by 25 years would amount to 50% of base salary). The base salary shall be calculated using the average base salary of Mr. Koss during the three years preceding his retirement. The Retirement Payments are to be paid to Mr. Koss monthly until his death, and after his death shall continue to be paid monthly to his surviving spouse until her death.

    - PROFIT SHARING PLAN. Every quarter of each fiscal year, the Company sets aside a percentage of any operating profits and distributes it to all employees (except John C. Koss, Michael J. Koss, and John Koss, Jr.) based on their hourly rate of pay. All full-time Koss employees (except John C. Koss, Michael J. Koss, and John Koss, Jr.) are eligible for profit sharing if they have been employed for the complete fiscal quarter. Deductions are made from profit sharing for each absence (paid sick days and unpaid days) based on the number of hours of time lost.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The members of the Committee are: Mr. Mattson, Mr. Doerr and Mr. Stein. Each member of the Committee is "independent" as defined in The Nasdaq Stock Market listing standards. The Committee held two meetings during its fiscal year 2001.

The responsibilities of the Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate. The Charter is attached as Appendix A to this Proxy Statement. Generally, the Committee reviews and monitors the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Committee recommends to the full Board of Directors the selection of the Company's independent accountants. The Committee discusses with the independent accountants the overall scope and specific plans for their respective audits. The Committee also discusses the Company's consolidated financial statements, the effectiveness and adequacy of the Company's internal controls and pending litigation. The Committee meets twice a year with the Company's independent accountants, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Specifically, the Committee has: (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2001 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the Company's independent accountants the independent accountants' independence. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the SEC.

                                                 AUDIT COMMITTEE
                                                 LAWRENCE S. MATTSON
                                                 THOMAS L. DOERR
                                                 MARTIN F. STEIN

THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Under SEC rules, the Company is required to provide certain information concerning compensation provided to the Company's Chief Executive Officer and the Named Executive Officers. The disclosure requirements for these individuals include the use of tables and a report of the Committee responsible for compensation decisions for these individuals, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement:

           The Compensation Committee of the Board of Directors ("Compensation Committee") is composed of Mr. Stollenwerk, Mr. Mattson, Mr. Hunter and the Chairman of the Board, John C. Koss. The Compensation Committee is responsible for the review of all employee salaries in excess of $75,000 or who report directly to the Company's Chief Executive Officer. The Compensation Committee also reviews all bonus, commission and stock option programs. The Compensation Committee meets as a group each spring and reviews its report with the full Board prior to the end of the fiscal year. This system enables management to plan the following year more appropriately.

           The Company employs a compensation program linked to company-wide performance and individual achievement. All executive officers are reviewed twice each year. Raises in base salaries are made in July when necessary or when promotions are announced. In addition, the Company has a Flexible Incentive Plan, an Employee Stock Ownership Plan and Trust, a 401(k) Plan, and a Profit Sharing Plan. The Company also has a cafeteria benefits plan to provide flexibility to employees to choose their own health care and associated benefits package from an array of offerings. The Company shares the cost of medical insurance with its employees.

           The Company's executive officers are paid base salaries commensurate with their responsibilities, after comparison with base salaries of executive officers of other light assembly or manufacturing companies taken from data in an annual national survey.

           Executive officers are also eligible for annual bonuses based upon individual performance and overall Company performance and profitability. Factors relevant to determining such bonuses include attainment of corporate revenue and earnings goals and the development of new accounts. The Company's Chairman is eligible to receive a bonus calculated as a percentage of the Company's earnings before interest and taxes. The Company's Vice President-Sales is entitled to receive a bonus based upon increases in sales over the prior year, and a bonus for obtaining new accounts from a predetermined list of potential new accounts and for adding new product lines to current accounts. The Company's Vice President - Europe is entitled to receive a bonus based upon the Company's sales in export markets.

           The Compensation Committee annually reviews and determines the compensation of Michael J. Koss, President and Chief Executive Officer. Michael J. Koss' salary is based on his experience, responsibilities, historical salary levels for himself and other executive officers of the Company, and the salaries of Chief Executive Officers of other light assembly or manufacturing companies. Michael J. Koss is also eligible to receive a bonus calculated as a percentage of the Company's earnings before interest and taxes. He also participates in the Company's Flexible Incentive Plan.

                                                     COMPENSATION COMMITTEE
                                                     JOHN C. KOSS
                                                     LAWRENCE S. MATTSON
                                                     JOHN J. STOLLENWERK
                                                     VICTOR L. HUNTER

       THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCK PRICE PERFORMANCE INFORMATION

     The graph and table on the next page set forth information comparing the yearly cumulative total return on the Company's Common Stock over the past five years with the yearly cumulative total return on (i) stocks included in The Nasdaq Stock Market (US Companies) Index, and (ii) a group of peer companies ("Peer Group"). The Peer Group consists of Boston Acoustics, Inc., Digital Video Systems, Inc., Phoenix Gold International, Inc., and Sensory Science Corporation. For purposes of the graph and table, it is assumed that on June 30, 1996, $100 was invested in the stock of each of (i) the Company, (ii) the companies on The Nasdaq Stock Market (US Companies) Index, and (iii) the companies in the Peer Group (the cumulative return for the investment in the stock of companies in the Peer Group is weighted according to the relative market capitalization of each company as adjusted at the end of each fiscal year shown on the table). The graph and table also assume that all dividends paid were reinvested in the stock of the issuing companies. THE STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THE GRAPH AND TABLE ON THE NEXT PAGE SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE PERFORMANCE.

                                KOSS CORPORATION
   Total Cumulative Shareholder Return for 5 Year Period Ending June 30, 2001

                                  [LINE GRAPH]


                         JUNE 30,    1996           1997          1998           1999           2000          2001
                                   --------       --------      --------       --------       --------      --------
Koss Corporation............       $100.00        $129.63       $150.00        $178.71        $235.19       $462.96
NASDAQ......................        100.00         121.60        160.06         230.22         340.37        184.51
Peer Group..................        100.00         108.17         73.22          70.71          62.24         48.10


*Assumes that the value of the investment in Koss Corporation Common Stock and in each index was $100 on June 30, 1996 and that all dividends were reinvested.

RELATED TRANSACTIONS

     BUILDING LEASE. The Company leases its main plant and offices in Milwaukee, Wisconsin from its Chairman, John C. Koss, under a lease which expires on June 30, 2003 (subject to renewal) at a current rent of $380,000 per year. The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership. The Company believes that the lease is on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     STOCK REPURCHASES. The Company has previously announced its intention to repurchase shares of Common Stock in the open market or in private transactions as such shares become available from time to time, because the Company believes that its stock is undervalued in the current market and that such repurchases enhance the value to stockholders. Consistent with this policy, the Company repurchased 462,241 shares during the fiscal year ended June 30, 2001. These 462,241 shares were automatically retired and returned to the status of authorized but unissued shares. The Company believes that purchases of Common Stock enhance stockholder value and will continue from time to time to engage in such transactions either on the open market or in private transactions.

     The Company has an agreement with its Chairman, John C. Koss, to repurchase Common Stock from his estate in the event of his death. The repurchase price is 95% of the fair market value of the Common Stock on the date that notice to repurchase is provided to the Company. The total number of shares to be repurchased shall be sufficient to provide proceeds which are the lesser of $2,500,000 or the amount of estate taxes and administrative expenses incurred by his estate. The Company is obligated to pay in cash 25% of the total amount due and to execute a promissory note at the prime rate of interest for the balance. The Company maintains a $1,150,000 life insurance policy to fund a substantial portion of this obligation. At June 30, 2001, $1,490,000 has been classified as a Contingently Redeemable Equity Interest on the Company's financial statements reflecting the estimated obligation in the event of execution of the agreement.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and with The Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the 2001 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

          ITEM 2. APPROVAL OF AMENDMENT TO 1990 FLEXIBLE INCENTIVE PLAN

     In 1990, the Board of Directors created, and the stockholders approved, a Flexible Incentive Plan (the "Plan"). 225,000 shares of Company Common Stock were initially reserved for issuance pursuant to the Plan. Under the terms of the Plan, each successive year, additional shares equal to one-fourth of 1 percent (0.25%) of the number of outstanding shares as of the first day of the Company's applicable fiscal year will be reserved for issuance pursuant to the Plan. At the Company's 1992 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 250,000 shares of Company Common Stock for issuance to Plan participants. At the Company's 1993 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 300,000 shares of Company Common Stock for issuance to Plan participants. At the Company's 1997 Annual Meeting, the stockholders approved another amendment to the Plan authorizing the reservation of an additional 300,000 shares of Company Common Stock for issuance to Plan participants.

     1,005,037 of the shares allocated to the Plan are subject to options which have been granted to key employees of the Company since the Plan's creation. The Board of Directors has determined that incentive compensation rewards, such as the Plan, engender commitment towards increased corporate performance and are, therefore, in the best interest of both the Company and its stockholders. In the Board's opinion, the reservation of 300,000 additional shares for the Plan is necessary to achieve this goal. Therefore, the Board of Directors proposes that an additional 300,000 shares be reserved for issuance to participants under the Plan.

     DESCRIPTION OF THE PLAN. The Plan provides for benefits (collectively "Benefits") to be awarded to eligible participants in the form of stock options, Stock Appreciation Rights ("SARs"), Phantom Stock Rights, Cash Appreciation Rights, Restricted Stock, cash awards and other stock-based awards. If and to the extent required by Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any award to a person who is subject to Section 16 of the Exchange Act shall not be: (i) transferable other than by will or the laws of descent and distribution and shall be exercisable during his or her lifetime only by him or her, his or her guardian or legal representative; and
(ii) sold for at least six months after grant, except upon death or disability.

     NUMBER OF AUTHORIZED SHARES. Currently, the total number of shares of Common Stock which could be issued in connection with Benefits is 1,156,889, of which 1,005,037 are the subject of Benefits which have been issued since the Plan was adopted in 1990. If an option and/or SAR, Phantom Stock Right or Cash Appreciation Right expires, terminates or is surrendered without having been fully exercised, or if shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, SAR, Phantom Stock Right or Cash Appreciation Right or grant of Restricted Stock shall again be made available for the purpose of the Plan. Of the 1,005,037 shares subject to Benefits which have been issued, 977,500 shares were issued in the form of stock options and 27,537 shares were issued in the form of restricted stock. Of the 977,500 stock options issued, 706,250 options have been exercised and 271,250 remain unexercised as of the date of this Proxy Statement.

     Notwithstanding any other provision in the Plan, if the Common Stock of the Company is changed by reason of any merger, reorganization, recapitalization, stock dividend, spin-off, split-up, spin-out or other change in the corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and stock option price of shares subject to outstanding stock options granted under the Plan, as may be determined to be appropriate by the committee administering the Plan.

     ADMINISTRATION OF THE PLAN. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of Benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from Benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan. All determinations made by the Committee shall be in its sole discretion and shall be final and binding on all participants.

     The Committee consists of not less than the minimum number of persons who under Rule 16b-3 of the Exchange Act ("Rule 16b-3") meet the definition of "non-employee directors" as defined in Rule 16b-3 under the Exchange Act. The members of the Committee are appointed by and serve at the pleasure of the Board of Directors, which may appoint members in substitution for members previously appointed and fill vacancies in the Committee. The Committee may select one of its own members as its Chairman, and it shall determine the times and places to hold meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting dully called and held.

     Except as required by Rule 16b-3 with respect to Benefits granted to persons who are subject to Section 16 of the Exchange Act (consisting of directors and officers), the Committee may delegate its authority to any employee or committee.

     AMENDMENT, TERMINATION, AND CHANGE IN CONTROL. The Board of Directors may amend the Plan at any time. The Board may not amend the Plan without stockholder approval if such amendment (i) would cause stock options which are intended to qualify as "incentive stock options" under the Internal Revenue Code (described below) to fail to so qualify, (ii) would cause the Plan to fail to meet the requirements of Rule 16b-3, or (iii) would violate applicable law.

     The Plan has no fixed termination date and shall continue in effect until terminated by the Board of Directors.

     The amendment or termination of the Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Committee if and to the extent permitted in the Plan or applicable agreement or with the consent of the participant to whom such Benefit was granted. The Committee may convert previously granted Incentive Stock Options to Nonqualified Stock Options (described below). The Committee may provide in the applicable agreement that a previously granted Benefit shall be forfeited if the participant competes with the Company or its affiliates or is terminated for cause.

     If there is a Change in Control or a Potential Change in Control, Stock Appreciation Rights outstanding for at least six months, and any stock options which are not then exercisable, will become fully exercisable and vested. Likewise, the restrictions and deferral limitations applicable to Restricted Stock and other stock-based awards will terminate and such shares and awards will be deemed fully vested. Stock Options, Stock Appreciation Rights, Restricted Stock and other stock-based awards will, unless otherwise determined in the Committee in its sole discretion, be cashed out on the basis of the Change in Control Price, as defined in the Plan and as described below.

     The Change in Control price will be the highest price per share paid in any transaction reported on any national securities exchange or any generally recognized automated quotation system, or the highest mean between bid and asked prices quoted on any other recognized quotation system or through which shares of Company Stock are traded or quoted or paid or offered in any bona fide transaction relating to a Potential or Actual Change in Control of the Company, at any time during the immediately preceding 90 day period as defined by the Committee. A Change in Control occurs if (i) any person becomes a beneficial owner directly or indirectly of 20% or more of the total voting stock of the Company (subject to certain exception), or (ii) during any 24-month period the individuals who comprised of the Board of Directors of the Company at the beginning of such period no longer represent a majority of the Board (subject to certain exceptions), or (iii) a transaction occurs which requires stockholder approval, and involves the acquisition of the Company by asset purchase, merger or otherwise. A Potential Change in Control means (i) approval by the stockholders of an Agreement which, if completed, would constitute a Change in Control, or (ii) the acquisition by a person of 5% or more of the total voting stock of the Corporation and the adoption by the Board of a resolution that a Potential Change in Control, as defined in the Plan, has occurred.

     ELIGIBILITY FOR PARTICIPATION. Benefits may be awarded to individuals selected by the Committee.

     BENEFITS.

     - STOCK OPTIONS. Stock options granted under the Plan intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to as "Incentive Stock Options" ("ISOs") and options not intended to so qualify are referred to as "Nonqualified Stock Options" (or "NQOs"). The per share option price in the case of Incentive Stock Options shall be no less than (i) the fair market value of the shares on the date the option is granted for non-affiliates or (ii) 110% fair market value of the shares on the date the option is granted for affiliates.

          The other terms of options shall be determined by the Committee, and, in the case of options intended to qualify as Incentive Stock Options, shall meet all requirements of Section 422 of the Code. Currently, such requirements are (i) the option must be granted within ten years from the adoption of the Plan, (ii) the option may not have a term longer than ten years, (iii) the option must be non-transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his or her lifetime, and (iv) the maximum aggregate fair market value of Common Stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000.

          Payment for shares purchased pursuant to the exercise of options may be made either (i) in cash, or (ii) with the consent of the Committee,
          (a) by exchanging shares of the Company's Common Stock having an aggregate fair market value equal to the cash exercise power of the option being exercised, (b) in other property, rights or credits, or
          (c) by any combination of the foregoing.

     - STOCK APPRECIATION RIGHTS. Participants who elect to receive payment of Stock Appreciation Rights shall receive an amount in cash, in Common Stock or in any combination thereof, as determined by the Committee, equal to the amount, if any, by which the fair market value of one share of Common Stock on the date of such election exceeds the fair market value of one share of Common Stock on the date which the Stock Appreciation Right was granted.

          The Committee may grant a Stock Appreciation Right to a participant in tandem with a stock option, in which case the exercise of the option shall cause a corresponding reduction in Stock Appreciation Rights then standing to a participant's credit which were granted in tandem with the option, and the payment of a Stock Appreciation Right shall cause a corresponding reduction in shares under such option.

     - RESTRICTED STOCK. The Committee may grant shares of Restricted Stock at no cost to the participant. Such shares shall be issued at the time of the grant but held by the Company for the benefit of the participant and shall be subject to forfeiture until those conditions set forth in the Restricted Stock Agreement are satisfied. Stock certificates representing shares of Restricted Stock shall bear a legend referring to the Plan, noting the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and any restrictive legend has been removed. As of the date Restricted Stock is granted, the grantee shall be entitled to full voting and dividend rights with respect to all shares of such stock.

     - PHANTOM STOCK RIGHTS. The Committee may grant a participant the right to receive the excess of the fair market value or other attribute of one or more shares of stock over the fair market value or other attribute of the shares of stock on the date the right was awarded.

     - CASH APPRECIATION RIGHTS. The Committee, in its discretion, may grant a participant Cash Appreciation Rights. Cash Appreciation Rights shall entitle a participant, subject to the terms and conditions of the Plan and applicable agreement, to receive, upon exercise of all or a portion of a related stock option (if any related stock option is granted in the discretion of the Committee) granted pursuant to the Plan, or upon the surrender of all or a portion of a related stock option granted in exchange for the exercise of Stock Appreciation Rights, if any, granted to the stock option holder pursuant to the Plan, a payment in cash equal to the sum of (a) the increase in income taxes, if any, incurred by the participant as a result of the full or partial exercise of the related stock option or, if appropriate, the related Stock Appreciation Right, and (b) the increase in income taxes, if any, incurred by the participant as a result of receipt of this cash payment.

          The amount of the cash payment shall be determined by the Committee in its discretion. However, the cash payment for a Cash Appreciation Right shall not exceed the increase, if any, of the fair market value of a share of stock on the date of exercise of the related stock option or, if appropriate, of the related Stock Appreciation Right over the fair market value of a share of stock on the date of grant of the related stock option.

     OPTION AWARDS. The Committee may grant cash awards and other stock-based awards at such times, in such amounts, and subject to such terms and conditions as it deems appropriate.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the federal income tax consequences of the Plan, based on current income tax laws, regulations and rulings. Any time a distribution is made under the Plan, whether in cash or in shares of stock, the Company may withhold from such payment any amount necessary to satisfy federal, state and local income tax withholding requirements with respect to the distribution. Such withholding shall be in cash. If the Company elects not to so withhold, or sufficient cash is not available from the distribution to satisfy the withholding requirements, the participant shall pay, or arrange to pay, such amounts required to be withheld.

     - INCENTIVE STOCK OPTIONS. Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares. The gain or loss will be a capital gain or a capital loss.

          If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise of an option (an "Early Disposition"), the optionee will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition. If an optionee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and his or her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

          The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of adjustment for purposes of computing Alternative Minimum Tax.

     - NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. An optionee recognizes ordinary income at the time of the grant of the option in an amount equal to the difference between the fair market value of the stock on the date of grant of the option and the exercise price of the option. The optionee also recognizes a capital gain at the time of the sale of the underlying shares of stock in an amount equal to the difference between the fair market value of the stock on the date of sale and the optionee's basis in the underlying shares of stock. However, if the sale of the stock by the optionee at a profit would subject him or her to suit under Section 16(b) of the Exchange Act (the "Section 16(b) Restriction"), the optionee will not recognize ordinary income until the Section 16(b) Restriction lapses. Upon the lapse of the Section 16(b) Restriction, the optionee will recognize income equal to the excess, if any, of the fair market value of the stock at the time the Section 16(b) Restriction lapses over the option price. The optionee may elect to recognize income upon receipt of the stock and not at the time the
          Section 16(b) Restriction lapses, in which cash the tax consequences to the optionee are the same as if he or she were not subject to the
          Section 16(b) Restriction.

          As a result of the optionee's exercise of a Nonqualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount of ordinary income included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised unless the optionee is subject to the Section 16(b) Restriction, in which case the Company's deduction will be taken in the taxable year in which the optionee must include the amount in his or her gross income.

          The excess of the fair market value of the stock on the date of exercise of a Nonqualified Stock Option over the exercise price is not an item of "tax preference" as such term is used in the Code.

     - STOCK APPRECIATION RIGHTS. Recipients of Stock Appreciation Rights do not recognize income upon the grant of such an award. When a participant elects to receive payment under a Stock Appreciation Right, he or she recognizes ordinary income in an amount equal to the cash and fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

     - PHANTOM STOCK RIGHTS. Recipients of Phantom Stock Rights do not recognize income upon the grant of such an award. The recipient recognizes ordinary income in an amount equal to the cash received and the

          Company is entitled to a deduction equal to such an amount. The recipient recognizes the income when his or her right to receive the award is vested and not subject to substantial risk of forfeiture and he or she has a right to receive the cash value of the award.

     - CASH APPRECIATION RIGHTS. Recipients of Cash Appreciation Rights recognize ordinary income upon receipt of the payment equal to the amount of cash received. The Company is entitled to a deduction equal to such an amount.

     - PAYMENT IN SHARES. If the optionee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

          1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for the additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised (or, in the case of a Nonqualified Stock Option, the date the Section 16(b) Restriction, if applicable, lapses if the optionee has not elected to recognize income upon the exercise of the option).

          2. Under proposed regulations promulgated by the Internal Revenue Service, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee for purposes of determining whether there is an Early Disposition of the New Shares, and if the optionee makes an Early Disposition of the New Shares, he or she will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option or an option granted under an employee stock purchase plan, and if the surrender occurs prior to the expiration of the holding period applicable to the type of option under which the Old Shares were acquired, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

          3. Based upon prior rulings of the Internal Revenue Service in analogous areas, it is believed that if an optionee exercises an Incentive Stock Option and surrendered Old Shares and if he or she disposes of the New Shares received upon exercise within two years from the date of the grant of the option or within one year from the date of exercise, the disposition of the New Shares will constitute an Early Disposition to the extent the number of New Shares received upon exercise and disposed of exceeds the number of Old Shares surrendered.

     - RESTRICTED STOCK. Grantees of Restricted Stock do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from substantial risk of forfeiture, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

     - TAXATION OF PREFERENCE ITEMS. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 20% (21% in the case of a taxpayer other than a corporation) of the optionee's "alternative minimum taxable income" over (ii) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount.

     - CHANGE IN CONTROL. If there is an acceleration of the vesting or payment of benefits and/or an acceleration of the exercisability of stock options upon a Change in Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under
          Section 280G of the Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five taxable years preceding the year of the Change in Control, and the Company is not entitled to a deduction for such payment.

     The foregoing is only a summary of the federal income tax consequences of the Plan and is based on the Company's understanding of present federal tax laws and regulations.


                      THE BOARD OF DIRECTORS RECOMMENDS THAT
                STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE
                    COMPANY'S 1990 FLEXIBLE INCENTIVE PLAN.


           ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors, following the recommendation of its Audit Committee, has retained PricewaterhouseCoopers as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2002. PricewaterhouseCoopers has served the Company as its independent auditors since September 1992. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers representatives are expected to be available to respond to appropriate questions at the Meeting.

         AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly 10-Q filings, for the fiscal year ended June 30, 2001, were $64,900.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed by PricewaterhouseCoopers for professional services rendered in connection with consulting on financial information systems design implementation, for the fiscal year ended June 30, 2001, were $0.

         ALL OTHER FEES. The aggregate fees billed by PricewaterhouseCoopers for professional services rendered by the Company's principal accountant, primarily relating to tax and other consulting, for the fiscal year ended June 30, 2001, were $56,200.

     The Audit Committee has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining PricewaterhouseCoopers' independence.

     Although this appointment is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment. If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Board will reconsider the appointment. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    STOCKHOLDERS VOTE "FOR" RATIFICATION OF
                     PRICEWATERHOUSECOOPERS AS INDEPENDENT
                 ACCOUNTANTS FOR THE YEAR ENDING JUNE 30, 2002

                      ITEM 4. TRANSACTION OF OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     There are no stockholder proposals on the agenda for the Meeting. In order to be eligible for inclusion in the Company's proxy materials for its 2002 annual meeting, a stockholder proposal must be received by the Company no later than May 10, 2002 and must otherwise comply with the applicable rules of the Securities and Exchange Commission (the "SEC"). To avoid controversy over when a stockholder proposal is received, stockholder proposals should be sent by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.

                                                                      APPENDIX A

                                KOSS CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE.

     The main function of the Audit Committee is to assist the Company's Board of Directors ("Board") in fulfilling its oversight responsibilities by: (i) reviewing the financial reports and other financial information provided by the Company to its constituencies, (ii) monitoring the Company's systems of internal financial and accounting controls, and (iii) monitoring and providing oversight to the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should strive to foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent auditors, providing for the independent auditors to account to the Board through the Audit Committee.

     - Create an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.

II.      COMPOSITION AND GOVERNANCE ISSUES.

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be outside directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be deemed independent if he or she is: (1) employed by the Company or any affiliate of the Company within the past five years; (2) currently compensated by the Company or any affiliate of the Company, other than compensation for board service or benefits under retirement plans; (3) a member of the immediate family of any person who, within the past five years, has been an executive officer of the Company or any affiliate of the Company; (4) a partner in, or controlling shareholder or executive officer of, a company which has made or received significant payments to or from the Company within the past five years; and (5) an executive officer of another company, where any of the Company's executives serves on the other company's compensation committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be annually elected by the Board at a meeting of the Board and shall maintain such positions until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS.

     The Committee shall meet at least twice annually and more frequently as circumstances dictate. As part of its commitment to open communication, the Committee should meet as needed, and at least annually, with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.      ROLES AND RESPONSIBILITIES.

         A.   INTERNAL CONTROL

         - Evaluate whether management is properly and adequately emphasizing the importance of internal control measures throughout the organization.

         - Inquire of the independent auditors about fraud, illegal acts, deficiencies in internal control, and other matters effecting internal controls within the Company.

         - Focus on the extent to which the Company and its external auditors or other designees review the effectiveness and security of the Company's computer systems and applications, and the need for and adequacy of contingency plans for processing financial information in the event of a systems failure; and

         - Ascertain whether internal control recommendations made by the accounting department and external auditors have been implemented by management.


         B.   FINANCIAL REPORTING

         1.   General

              - Review significant accounting and reporting issues, including issued and pending professional and regulatory pronouncements, and understand their impact, or potential impact, on the Company's financial statements and operations; and

              - Inquire of management and the external auditors as to the existence of any significant financial, accounting or reporting risks or exposures and the Company's plans to address such risks. Seek the auditor's judgment about the quality of the Company's accounting and reporting practices, including the clarity and accuracy of the Company's financial disclosures and the degree of aggressiveness or conservatism of the Company's accounting policies and underlying estimates.

         2.   Annual Financial Reports

              - Review the annual financial statements and determine whether they are complete and consistent with information known to Committee members, and assess through inquiry whether the financial statements reflect appropriate accounting principles;

              - Review all complex and/or unusual transactions such as restructuring charges and derivative disclosures which are material to the Company's financial statements;

              - Understand the basis for the Company's accounting in material, judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; warranty, product, and environmental liabilities; litigation reserves; and other commitments and contingencies;

              - Meet with management and the external auditors to review the financial statements and the results of the audit; and

              - Consider management's handling of proposed audit adjustments identified by the external auditors.

         3.  Interim Financial Statements

              - Gain an understanding as to how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

              - If (1) the quarterly earnings result will be below the consensus estimate of analysts following the Company or (2) if the financial results include any extraordinary charges, any significant unusual adjustments, significant management judgments, accounting estimates, new accounting policies or there is a disagreement between the independent auditors and management, meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the auditors review. (This may be done by the Committee chairperson or the entire Committee as determined by the Chairman).


         C.   REVIEW OF COMPLIANCE

              - If applicable, review the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

              - Be satisfied that compliance matters have been considered in the preparation of the financial statements; and

              - review the findings of any examinations or reviews by regulatory agencies such as the Securities and Exchange Commission.


         D.   EXTERNAL AUDIT

              - Review the external auditors' proposed audit scope and approach;

              -    Review and approve audit fees to the external auditors;

              - Review and confirm the independence of the external auditors by reviewing a statement to be provided by the external auditors on the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards; and

              - Review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors.


         E.   OTHER RESPONSIBILITIES

              - Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

              - Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

              - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

              - Perform other oversight functions as requested by the full Board; and

              - Review and reassess the adequacy of the charter on an annual basis and receive approval of changes from the Board.

         F.   REPORTING RESPONSIBILITIES

              - Regularly update the Company's Board about Committee activities and make appropriate recommendations.


KOSS(R) CORPORATION                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
4129 North Port Washington Avenue               The undersigned hereby appoints John C. Koss and Lawrence S. Mattson as Proxies,
Milwaukee, Wisconsin  53212                     each with full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of
                       PROXY                    Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 18, 2001 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

                                                Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all seven nominees listed for director and FOR Proposals 2 and 3. If any other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the
                                                Proxies appointed. The undersigned hereby acknowledges receipt of the Notice of
                                                Annual Meeting of Stockholders and the Proxy Statement furnished therewith.







                                PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                   \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/

                                              KOSS CORPORATION 2001 ANNUAL MEETING

1. ELECTION OF DIRECTORS:  1 - John C. Koss  2 -  Thomas L. Doerr  3 -  Victor L. Hunter  | | FOR all         | | WITHHOLD AUTHORITY
                                   4 -  Michael J. Koss   5 -  Lawrence S. Mattson            nominees            to vote for all
                                    6 - Martin F. Stein   7 - John J. Stollenwerk             listed to           nominees listed
                                                                                              the left            to the left.
                                                                                              (except as
                                                                                              specified below).

                                                                                              -------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)  |                                     |
of the nominee(s) in the box provided to the right).                                          -------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE FLEXIBLE INCENTIVE PLAN.                         | | FOR    | | AGAINST   | | ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
   INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2002.         | | FOR    | | AGAINST   | | ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box                                           Date ____________, 2001         NO. OF SHARES
Indicate changes below:        | | Name Change?   | |                                         -------------------------------------
Address Change?                                                                              |                                     |
                                                                                              -------------------------------------

                                                                                              Signature(s) in Box

                                                                                              Please sign exactly as name
                                                                                              appears hereon. When shares are
                                                                                              held by joint tenants, both should
                                                                                              sign. When signing as attorney,
                                                                                              executors, administrators, trustee
                                                                                              or guardian, please give full
                                                                                              title as such. If a corporation,
                                                                                              please sign in full corporate name
                                                                                              by President or other authorized
                                                                                              officer. If a partnership, please
                                                                                              sign in partnership name by
                                                                                              authorized person.

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
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
KOSS(R) CORPORATION                                   I, the undersigned participant in the Koss Corporation Employee Stock
KESOT PARTICIPANTS                                    Ownership Plan and Trust ("KESOT"), having received the Notice of Annual
4129 North Port Washington Avenue                     Meeting of Stockholders of Koss Corporation ("Company") and the Proxy
Milwaukee, Wisconsin 53212                            Statement furnished therewith ("Proxy Statement"), hereby instruct Michael
                                                      J. Koss and Cheryl Mike, as Trustees of the Trust created pursuant to the
                 PROXY                                KESOT, to vote the shares of Common Stock of the Company allocated to my account under the KESOT as of the record date, on the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be
                                                      held on October 18, 2001, and at any or all adjournments thereof, in accordance with the following instructions below.

                                                      YOUR VOTE IS BEING SOLICITED BY THE COMPANY IN ACCORDANCE WITH THE
                                                      PROVISIONS OF THE KESOT. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A
                                                      VOTE FOR ALL NOMINEES FOR DIRECTOR AND IN FAVOR OF PROPOSALS 2 AND 3.

                                                      IF YOU RETURN THIS CARD PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY,
                                                      SHARES ALLOCATED TO YOUR KESOT ACCOUNT WILL BE VOTED FOR ALL NOMINEES
                                                      LISTED FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS
                                                      PROPERLY COME BEFORE THE MEETING, SHARES ALLOCATED TO YOUR KESOT ACCOUNT
                                                      WILL BE VOTED BY THE TRUSTEES AS DIRECTED BY THE KESOT COMMITTEE. IF YOU
                                                      DO NOT RETURN THIS CARD, SHARES ALLOCATED TO YOUR KESOT ACCOUNT WILL BE
                                                      VOTED BY THE TRUSTEES AS DIRECTED BY THE KESOT COMMITTEE.





                                   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                     \/  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  \/

                                              KOSS CORPORATION 2001 ANNUAL MEETING

1. ELECTION OF DIRECTORS:   1 - John C. Koss   2 -  Thomas L. Doerr   3 -  Victor L. Hunter  | | FOR all      | | WITHHOLD AUTHORITY
                                   4 -  Michael J. Koss   5 -  Lawrence S. Mattson               nominees         to vote for all
                                    6 - Martin F. Stein   7 - John J. Stollenwerk                listed to        nominees listed
                                                                                                 the left         to the left.
                                                                                                 (except as
                                                                                                 specified below).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)  --------------------------------------
of the nominee(s) in the box provided to the right).                                        |                                      |
                                                                                             --------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE FLEXIBLE INCENTIVE PLAN.                         | | FOR    | | AGAINST   | | ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
   INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2002.         | | FOR    | | AGAINST   | | ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box                                              Date ________, 2001                 NO. OF SHARES
Indicate changes below:
Address Change?                 | | Name Change?    | |                                       -------------------------------------
                                                                                             |                                     |
                                                                                              -------------------------------------

                                                                                              Signature(s) in Box
                                                                                              Please sign exactly as name
                                                                                              appears hereon. When shares are
                                                                                              held by joint tenants, both should
                                                                                              sign. When signing as attorney,
                                                                                              executors, administrators, trustee
                                                                                              or guardian, please give full
                                                                                              title as such. If a corporation,
                                                                                              please sign in full corporate name
                                                                                              by President or other authorized
                                                                                              officer. If a partnership, please
                                                                                              sign in partnership name by
                                                                                              authorized person.

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